                                                                    EXHIBIT 10.7


                                OPTION AGREEMENT



      THIS OPTION AGREEMENT (the "Agreement") is made and entered into this 1st day of October 1997 by and among SPECTRATEK TECHNOLOGIES, INC., a California corporation ("Spectratek"), FOSTERCO INC., a California corporation ("FosterCo"), MICHAEL FOSTER, an individual ("Foster") and TERRENCE CONWAY, an individual ("Conway"). Conway and Foster are sometimes collectively referred to herein as the "Shareholders."


                                    RECITALS

      A. Foster is the owner of five hundred (500) shares of Common Stock of FosterCo, representing fifty percent (50%) of the issued and outstanding shares of Common Stock of FosterCo.

      B. Conway is the owner of five hundred (500) shares of Common Stock of FosterCo, representing the remaining fifty percent (50%) of the issued and outstanding shares of Common Stock of FosterCo.

      C. The parties hereto desire to enter into this Agreement to provide Spectratek with the option to purchase all of the Shareholders' interest in FosterCo.

      D. The parties acknowledge that Spectratek will be reincorporated in the State of Delaware in the near future, and that such Delaware corporation shall succeed to all of Spectratek's rights under this Agreement without the consent of any party hereto.

                                    AGREEMENT

      NOW, THEREFORE, the parties agree as follows:

1.    Grant to Optionee.

      The Shareholders hereby grant to Spectratek, subject to the terms and conditions set forth herein, an option (the "Option") to purchase from the Shareholders all, but not less than all, of the shares of capital stock of FosterCo now or hereinafter directly or indirectly held by each of the Shareholders and their transferees (the "Shares").

2.    Exercise of the Option.

      2.1 Exercise Price. The aggregate exercise price (the "Exercise Price") for the Shares subject to this Option shall be equal to the greater of (i) $5,000,000 or (ii) fifty percent (50%) of the Appraised Value of FosterCo as of the day on which the Exercise Notice is delivered to the Shareholders in accordance with Section 2.3 herein. The Exercise Price shall be allocated between the Shareholders based on their pro rata share of the outstanding capital stock of FosterCo as of the date of Exercise. If this Option is exercised in accordance with Section 2.3, payment of the Exercise Price shall become due and payable as follows: (i) $5,000,000 at the date of delivery of the Exercise


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Notice to the Shareholders if payable in cash (or as soon thereafter as reasonably practicable if payable in Spectratek Common Stock), and (ii) the remainder, if any, within fifteen (15) business days following the determination of the Appraised Value. Spectratek, at its sole option, may elect, to the extent permitted by applicable statutes and regulations, to make payment of the Exercise Price in one or more of the following forms:

            (a)   in cash or cash equivalent (including certified check); or

            (b) provided Spectratek's Common Stock is publicly traded and quoted regularly in the Wall Street Journal at the time the Exercise Notice is delivered, in shares of Spectratek Common Stock registered pursuant to an effective registration statement filed with the Securities and Exchange Commission and valued at their deemed Fair Market Value on the date such Exercise Notice is delivered. All costs and expenses of such registration shall be paid by the Company.

            For the purposes of this Agreement, the "Fair Market Value" per share of Spectratek Common Stock shall be determined as follows:

                  (i) If the Common Stock of Spectratek is listed on any established stock exchange or national market system, including (without limitation) the Nasdaq National Market, the Fair Market Value per share of such Common Stock shall be deemed equal to the average of the closing selling prices per share for the twenty (20) consecutive trading day period ending immediately prior to the date the Exercise Notice is given to FosterCo, as such prices are reported in the Wall Street Journal or such other source as the Board of Directors of Spectratek deems reliable;

                  (ii) If the Common Stock of Spectratek is quoted on the Nasdaq Stock Market (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but sales prices are not reported, the Fair Market Value per share of such Common Stock shall be deemed equal to the average of the average daily highestp bid and lowest asked prices for the Common Stock of Spectratek for the twenty (20) consecutive trading day period ending immediately prior to the date the Exercise Notice is given by FosterCo, as such prices are reported by the National Association of Securities Dealers or such other source as the Board of Directors of Spectratek deems reliable.

      2.2 Appraised Value. For the purposes of this Agreement, "Appraised Value" means, as of any date, the value of the Shares as mutually agreed to by the Shareholders and the Fairness Committee, or if there shall be no agreement, the Appraised Value of the Common Stock of FosterCo shall be determined as follows:

            (a) If Spectratek exercises this Option in accordance with Paragraph 2.3, Conway and Foster shall together appoint, and the Fairness Committee shall also appoint, a Qualified Appraiser within fifteen (15) business days following the receipt of such notice.

            (b) If either party shall fail to appoint its Qualified Appraiser within the time period specified above, the other Qualified Appraiser shall unilaterally establish the


                                       2.
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      Appraised Value of the Shares by a written opinion. If both parties shall appoint a Qualified Appraiser within the time period specified above, the Qualified Appraisers shall establish the Appraised Value of the Shares in a single written opinion agreed to by both of them, which opinion shall be addressed to the Shareholders and the Fairness Committee. If the two Qualified Appraisers cannot agree on the price of the Shares within fifteen (15) business days after the appointment of the latter of them, the two appointed Qualified Appraisers shall together appoint a third Qualified Appraiser whose sole written opinion shall establish the Appraised Value of the Shares, which opinion shall be addressed to the Shareholders and the Fairness Committee and shall be delivered within thirty (30) calendar days following such appointment and shall be final, binding and nonappealable and may be enforced by legal proceeding. The Qualified Appraisers shall take into consideration (i) the fair market value of all tangible and intangible assets of FosterCo, including but not limited to, its licenses, patents, trade secrets, know-how, business prospects, equipment and machinery, accounts receivable and contract rights, (ii) past, current and projected profits of FosterCo, (iii) all liabilities of FosterCo, (iv) FosterCo's net sales and goodwill, and (v) FosterCo's experience with collections. The appraisal method should also take into consideration what an independent third party would be willing to pay for all or a part of FosterCo. Each party shall compensate the Qualified Appraiser appointed by it, and the compensation of the third Qualified Appraiser, if any, shall be borne equally by the Shareholders on one hand and Spectratek on the other hand. For purposes of this Section 2.2(b), a "Qualified Appraiser" is a professional appraiser or certified public accountant who is qualified by experience and ability to appraise the Shares. The appointment of a Qualified Appraiser shall be made by a written instrument delivered to Spectratek and the Shareholders.

      2.3 Exercise Notice. In order to exercise this Option, Spectratek, its successors, or any other person or persons entitled to exercise the Option, shall give written notice of such exercise (the "Exercise Notice"), in substantially the form set forth on Exhibit A attached hereto, to both Foster and Conway or to such other person as either or both of them may have previously designated in writing to Spectratek.

3.    Exercise Period; Termination Date.

      This Option may be exercisable only during the twelve (12)-month period commencing on October 1, 2002 and ending on September 30, 2003 (the "Exercise Period"), provided, however, that this Option shall become immediately exercisable in the event Cyberwerks Interactive, L.L.C. files a registration statement on Form S-1 with the Securities and Exchange Commission to register shares of its Common Stock in which case the Option shall continue to be exercisable until the Termination Date as defined below. The Option shall terminate and expire at 6:00 p.m., Pacific time, on September 30, 2003 (the "Termination Date"). In no event may this Option be exercised after such Termination Date.

4.    Option Transferability/Transferability of the Shares.

      This Option is not transferable except to a successor of Spectratek in the event Spectratek is merged into, consolidated with or acquired by another corporation or entity, in which case no consent of the Shareholders or FosterCo shall be required to assign this Option to Spectratek's successor. Neither of the Shareholders shall transfer, sell, assign, pledge, encumber or otherwise


                                       3.
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convey ("Transfer") any direct or indirect interest in any of the Shares while this Option remains outstanding, except for Transfers by gift, by will or by the laws of descent and distribution, provided, however, that any transferee (i) shall take such Shares subject to all of the terms and conditions of this Agreement and shall agree in writing to be bound by this Agreement, and (ii) shall make no further Transfers except as permitted herein. Any such transferee shall be deemed to be a Shareholder for the purposes of this Agreement.

5.    No Rights as a Shareholder.

      The holder of this Option shall not have any of the rights of a shareholder of FosterCo with respect to the Shares subject to the Option until such holder shall have exercised the Option and paid the Exercise Price therefor.

6.    Adjustments for Stock Splits, Dividends, Etc.

      The parties hereto intend that this Option shall cover all of the capital stock of FosterCo now or hereinafter held by the Shareholders. If at any time while this Option remains outstanding and unexpired, FosterCo shall pay a dividend with respect to the Shares payable in capital stock, or make any other distribution in capital stock with respect to the Shares, or shall split, subdivide or combine its capital stock, then any such shares of capital stock issued to the Shareholders shall be deemed to be Shares for the purposes of this Agreement and shall automatically be subject to this Option. In addition, if the Company shall, at any time, subdivide, combine, reorganize or reclassify any of its Common Stock into the same or a different number of securities of any other class or classes, this Option shall thereafter represent the right to acquire all of such securities issuable as a result of such subdivision, combination, reorganization, reclassification or other change. In no event shall the aggregate Exercise Price of the Option be increased as a result of additional shares or different securities being purchased hereunder.

7.    Representations and Warranties.

      Each of the Shareholders and FosterCo hereby represent and warrant to Spectratek as follows:

      7.1 Corporate Existence, Good Standing and Authority. FosterCo is a corporation duly organized, validly existing and in good standing under the laws of the State of California. FosterCo has full corporate power and authority to carry on its business as is now being conducted and as proposed to be conducted and owns, leases or otherwise is entitled to operate the property and assets now owned, leased or operated by it. Each Shareholder and FosterCo have power and authority to enter into this Agreement, to grant the Option and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Shareholders and FosterCo and constitutes a legal, valid and binding obligation against each Shareholder and FosterCo, enforceable against each such party in accordance with its terms, except as enforcement may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

      7.2 Capitalization. The authorized capital stock of FosterCo consists of ten thousand (10,000) shares of Common Stock, no par value, of which one thousand (1,000) shares of Common


                                       4.
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Stock are issued and outstanding as of the date hereof. All of the outstanding shares of capital stock of FosterCo are owned beneficially and of record by the Shareholders and are owned free and clear from any charge, lien, adverse claim or encumbrance of any kind whatsoever. The Shareholders have the absolute and unrestricted right, power and authority to sell, transfer, vote and deliver the Shares to Spectratek upon exercise of the Option. Upon such exercise and payment of the Exercise Price therefor, Spectratek will acquire the legal and beneficial ownership of, good and valid title to, and all stockholder rights with respect to, all of the outstanding capital stock of FosterCo. All of the Shares have been duly authorized, validly issued and fully paid and are nonassessable. There are no options, warrants, conversion rights, rights of exchange or any other rights, plans, agreements or commitments of any nature whatsoever (including without limitation conversion or preemptive rights) providing for the purchase, issuance or sale of any shares of capital stock of FosterCo or any securities convertible into or exchangeable for shares of capital stock of FosterCo.

      7.3 Subsidiaries. Except for its 50% membership interest in Cyberwerks Interactive, L.L.C., FosterCo does not presently own, directly or indirectly, an interest in any other corporation, association, joint venture or other business venture.

      7.4 Indebtedness. FosterCo has no outstanding indebtedness for borrowed money in excess of $50,000. FosterCo is not in default under any such agreement or instrument.

      7.5 Litigation. Except as set forth on Exhibit A, no litigation, arbitration or other proceeding is pending or, to the best knowledge of FosterCo or the Shareholders, has been threatened against FosterCo, its properties or assets, or the Shares, before any court or governmental agency, other than the dispute outlined in correspondence dated August 14, 1997 from Kenton Cobb, Esq. on behalf of Herbert Paige. Except as set forth on Exhibit A, to the knowledge of FosterCo and the Shareholders, FosterCo is not the subject of any investigation for violation of any laws, regulations or administrative orders applicable to its business.

      7.6 Title to Property. To the knowledge of FosterCo and the Shareholders, FosterCo has good and valid title to all its properties and assets and FosterCo owns, licenses or otherwise has legally enforceable rights to use all patents, trademarks, copyrights, trade secrets and other tangible or intangible proprietary information used or proposed to be used in its business.

      7.7 Update. The foregoing representations and warranties shall be true and correct (i) as of the date of this Agreement, and (ii) as of the closing date of the purchase and sale of the Shares pursuant to the exercise of this Option, and such closing shall be conditioned upon the delivery by the Shareholders and FosterCo to Spectratek of a written acknowledgment that such warranties and representations remain true and correct as of the closing date, unless such condition is waived in writing by Spectratek.

8.    Covenants of the Shareholders and FosterCo.

      From the date hereof until the earlier of the Termination Date or the consummation of the sale of the Shares to Spectratek upon exercise of this Option, each of the Shareholders and FosterCo hereby covenant and agree not to engage in, approve, authorize or take any of the following actions without the prior written consent of the committee of the Board of Directors of Spectratek designated to oversee this Agreement (the "Fairness Committee"), which committee shall be comprised of two


                                       5.

members of the Board of Directors who qualify as independent directors under the rules promulgated by the National Association of Securities Dealers.

      8.1   Sell, Issue or Transfer Any Securities. Except as set forth in
Section 4, offer, sell, contract to sell, issue, pledge, loan, or grant any rights with respect to or otherwise dispose of any shares of capital stock of FosterCo, any options or warrants to purchase any shares of capital stock of FosterCo, or any securities convertible into or exercisable or exchangeable for shares of capital stock of FosterCo.

      8.2 Dividends. Pay any dividend or make any distribution upon any of FosterCo's equity securities, except that FosterCo may declare and pay cash dividends to the Shareholders in an aggregate amount not to exceed the product of (i) the combined individual federal and state statutory income tax rates then in effect and (ii) the net income of FosterCo.

      8.3 Redemptions. Redeem, purchase or otherwise acquire any equity securities of FosterCo.

      8.4 Indebtedness. Create or incur (i) any indebtedness for borrowed money or for the deferred purchase price of property or services, except in the ordinary course of business, or (ii) any obligations under direct or indirect guaranties.

      8.5 Sale or Transfer of Assets. Sell, convey or otherwise dispose of or encumber all or substantially all of FosterCo's property or business, in one or a series of transactions, or merge FosterCo into or consolidate with any other corporation or entity or effect any transaction or series of related transactions disposing of any of the voting power of FosterCo. Notwithstanding the foregoing, FosterCo may, without the consent of Spectratek, transfer certain of its assets as contemplated by the Exclusive Manufacturing Agreement dated June 28, 1995 among FosterCo, Cyberwerks Interactive, L.L.C. and The Upper Deck Company, LLC.

      8.6 Other Agreements. Enter into any agreement or instrument, which by its terms would restrict Spectratek's right to purchase the Shares or which would limit the Shareholders' or FosterCo's ability to perform any of its obligations pursuant to the terms of this Agreement.

9.    General Provisions.

      9.1 Further Information. During the Exercise Period, FosterCo and the Shareholders agree to provide to Spectratek any such further information relating to FosterCo, its business and the Shares, which may be reasonably requested by Spectratek; provided, however, that any such requests may not be made more frequently than every three months.

      9.2 Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted hereunder shall be on a Saturday, Sunday or on a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday that is not a legal holiday.

      9.3 Notice of Litigation/Adverse Developments. During the Exercise Period, each of the Shareholders and FosterCo agree to provide written notice to Spectratek in the event any of such


                                       6.

parties receive notice of any lawsuit, action or proceeding involving FosterCo or its business or assets.

      9.4 Notices. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delviered to the persons set forth below, or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or facsimile, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, on the date mailed, or on the date shown of the receipt or confirmation therefor in all other cases.

        Spectratek:          Spectratek Technologies, Inc.
                             5405 Jandy Place
                             Los Angeles, California  90066
                             Attn:  Chief Financial Officer
                             Telephone No.: (310) 822-2400
                             Facsimile No.: (310) 822-2660

        Conway:              Mr. Terrence Conway
                             134 Eighth Street, #C
                             Hermosa Beach, California  90254
                             Telephone No.: (310) 372-4154
                             Facsimile No.:____________

        Foster:              Mr. Michael Foster
                             1551 North Orange Grove Avenue
                             Los Angeles, California  90046
                             Telephone No.: (213) 874-0520
                             Facsimile No.:____________

        FosterCo:            FosterCo Inc.
                             c/o Mr. Terrence Conway
                             134 Eighth Street, #C
                             Hermosa Beach, California  90254
                             Telephone No.: (310) 372-4154
                             Facsimile No.:____________


      9.5 Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-law rules.

      9.6   Successors and Assigns. Except to the extent otherwise provided in
Section 4, the provisions of this Agreement shall inure to the benefit of, and be binding upon FosterCo and


                                       7.

Spectratek and their successors and assigns, and upon the Shareholders and their legal representatives, heirs and legatees of such Shareholders' estates.

      9.7 Loss, Theft, Destruction or Mutilation of Option. Upon receipt by the Shareholders and FosterCo of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of this Option, and upon reimbursement to the Shareholder and FosterCo of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Option if mutilated, the Shareholders and FosterCo agree to execute and deliver a new Option of like tenor, dated as of such cancellation, in lieu of this Option.

      9.8 Amendments. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of each of the Shareholders, FosterCo and the holder hereof.

      9.9 Entire Agreement. This Agreement and Exhibits hereto constitute the entire agreement among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

      9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      9.12 Survival of Warranties. The warranties, representations and covenants of the Shareholders and FosterCo contained in this Agreement shall survive the execution and delivery of this Agreement and shall be subject to update pursuant to Paragraph 7.7 of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

      "Spectratek"                      SPECTRATEK TECHNOLOGIES, INC.,
                                        a California corporation


                                        By:________________________

                                        Title:_____________________



      "Conway"                          ___________________________
                                        TERRENCE CONWAY


                                       8.

      "Foster"                          ___________________________
                                        MICHAEL FOSTER


      "FosterCo"                        FOSTERCO INC.,
                                        a California corporation


                                        By:________________________

                                        Title:_____________________


                                       9.
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                                    EXHIBIT A

                                 Exercise Notice



Mr. Terrence Conway
134 Eighth Street, #C
Hermosa Beach, California  90254

Mr. Michael Foster
1551 North Orange Grove Avenue
Los Angeles, California  90046


        Re:    Exercise of Stock Option

Gentlemen:

        Pursuant to Section 2 of that certain Option Agreement (the "Agreement") among FosterCo Inc. ("FosterCo"), Spectratek Technologies, Inc., Terrence Conway and Michael Foster, the undersigned hereby elects to exercise the Option granted thereby to purchase all of the outstanding shares of Common Stock of FosterCo held by each of you at an exercise price equal to the greater of $5,000,000 or fifty percent (50%) of the Appraised Value of FosterCo to be determined in accordance with the terms of the Agreement.


Dated:______________                    ________________________________________
                                        Signature



                                        _______________________________________
                                        Print Name


                                        _______________________________________
                                        Please print here the exact name
                                        desired to be on the stock
                                        certificate and the records of the
                                        Company.


                                      10.

                          SPOUSE'S CONSENT TO AGREEMENT


        The undersigned, being the spouse of Michael Foster who has signed the foregoing Agreement, acknowledges that she has read the foregoing Option Agreement (the "Agreement"), among FosterCo Inc., Spectratek Technologies, Inc., Terrence Conway and Michael Foster, knows its contents and understands the meaning and legal consequences of the Agreement. She is aware that under the provisions of this Agreement she and/or her spouse agree to sell the Shares on the occurrence of certain events. The undersigned hereby agrees that those Shares and any interest, community or otherwise, she has in them, are subject to the provisions of the foregoing Agreement. The undersigned also agrees that her spouse may join in any future amendments or modifications of said Agreement without any further signature, acknowledgment, agreement or consent on her part. Furthermore, the undersigned agrees to take no action at any time to hinder the operation of the Agreement as to those Shares or her interest in them, and agrees that in her Will she will not bequeath any interest that she now owns or hereafter acquires in the Shares, other than outright and free of trust to her spouse, or other than to a trust of which her spouse is the sole trustee.


Dated:  October 1, 1997                 Signature:______________________________

                                        Print Name:_____________________________


                                      11.

                                    EXHIBIT A

                                   Litigation

                                      None.


                                      12.